Exhibit 99.4
NOTICE OF GUARANTEED DELIVERY
QUIKSILVER, INC.
OFFER TO EXCHANGE
ALL OUTSTANDING PRIVATELY PLACED
6 7/8% SENIOR NOTES DUE 2015
FOR AN EQUAL AMOUNT OF ITS
6 7/8% SENIOR NOTES DUE 2015
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933
       This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by Quiksilver, Inc. (“Quiksilver”), pursuant to the Prospectus, dated                     , 2005 (as amended or supplemented form time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if the certificates for the Outstanding Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to Wilmington Trust Company (the “Exchange Agent”) as set forth below. Capitalized terms not defined herein have the meanings ascribed to them in the Letter of Transmittal.
Delivery to: Wilmington Trust Company

By Registered or Certified Mail: Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, Delaware 19890 Attn: Alisha Clendaniel Telephone: (302) 636-6470	By Facsimile Transmission (for eligible institutions only): (302) 636-4139 Attn: Alisha Clendaniel	By Overnight Courier, Hand Delivery or Regular Mail: Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, Delaware 19890 Attn: Alisha Clendaniel Telephone: (302) 636-6470
To Confirm By Telephone
or For Information:
(302) 636-6470
Attn: Alisha Clendaniel
      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      Please read the accompanying instructions carefully.
Ladies and Gentlemen:
Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to Quiksilver the principal amount of the Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures described in “The exchange offer — Guaranteed delivery procedures” section of the Prospectus.
Principal Amount of the Outstanding Notes Tendered:

Certificate Nos. (If Available:

(Signature(s) of Record Holder(s)

(Please Type or Print Names of Record Holder(s))
Dated: ______________________________ , 2005
Address:

(Zip Code)

(Daytime Area Code and Telephone No.)

☐	Check this Box if the Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company.
Account Number:

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a participant in the Security Transfer Agents Medallion Program or an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees to deliver to the Exchange Agent, at its address set forth in the Notice of Guaranteed Delivery, the certificates representing all tendered Outstanding Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the Expiration Date.
Name of Firm:

(Authorized Signature)
Address:

(Zip Code)
Area Code and Tel. No.:

Name:

(Please Type or Print)
Title:

Dated: ______________________________ , 2005

NOTE:	DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF CERTIFICATES FOR OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY
      1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover page hereof prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and risk of holders and the delivery will he deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedure, see Instruction 2 of the Letter of Transmittal. No Notice of Guaranteed Delivery should be sent to Quiksilver.
      2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signatures must correspond with the name(s) written on the face of the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever.
      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Outstanding Notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appear(s) on the Outstanding Notes without alteration, addition, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by Quiksilver, evidence satisfactory to Quiksilver of their authority so to act must be submitted with this Notice of Guaranteed Delivery.
      3. Questions and Requests for Assistance or Additional Copies. Questions related to the procedures for guaranteed delivery and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address set forth on the cover hereof. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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